                            CLASS A DISTRIBUTION PLAN
                         SECURITY GROWTH AND INCOME FUND

                                   MAY 1, 2002

This  Distribution  Plan (the "Plan")  constitutes the plan adopted  pursuant to
Rule 12b-1  under the  Investment  Company  Act of 1940,  as amended  (the "1940
Act"), to the extent applicable, on behalf of the Class A shares of the Security
Growth and Income Fund (the "Fund").

1.  THE PLAN.  This Plan  provides for the financing by the Fund of the services and  activities  described in Section 2  (hereinafter  called  "distribution services")  on  behalf of the  Class A shares  of the  Fund.  The  principal purpose of this Plan is to enable  the Fund to  supplement  expenditures  by
    Security   Distributors,   Inc.,   the   Distributor   of  its  shares  (the
    "Distributor"), for distribution services with respect to the Class A shares of the Fund.

    The Board of Directors, in considering whether the Fund should implement the
    Plan, has requested and evaluated such information as it deemed necessary to make an informed  determination as to whether the Plan should be implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use assets of the Fund for such purposes.

    In voting to approve the  implementation  of the Plan,  the  Directors  have concluded,  in the  exercise of their  reasonable  business  judgment and in light of their  respective  fiduciary  duties,  that  there is a  reasonable likelihood that the Plan will benefit the Fund and its shareholders.

2.  DISTRIBUTION SERVICES.

    (a)  The Fund may make payments  under this Plan, or any agreement  relating to  this  Plan  ("Agreement"),  in  connection  with  any  distribution services,  including,  but not limited to, the  following  distribution services:

            (i)  Preparation,  printing and  distribution  of the Prospectus and
                 Statement of Additional  Information and any supplement thereto used in  connection  with the offering of the Fund's  shares to the public;

           (ii)  Printing   of   additional   copies   of   reports   and  other
                 communications which were prepared by the Fund for distribution to existing  shareholders  for use by the  Distributor as sales literature;

          (iii)  Preparation,  printing  and  distribution  of any  other  sales literature  used in connection  with the offering of the Fund's shares to the public;

           (iv)  Expenses incurred in advertising,  promoting and selling shares of the Fund to the public;

            (v)  Payment  or  reimbursement  of legal and  administrative  costs associated with implementing the Plan

           (vi)  Any  Shareholder  Service  Fees  paid  by  the  Distributor  to securities  dealers or other  entities  that have  executed  an
                 Agreement with the Distributor.  Shareholder Service Fees shall include fees for account  maintenance  and personal  service to shareholders,  including, but not limited to, answering routine customer inquiries  regarding the Fund,  assisting customers in changing dividend options,  account designations and addresses, and in enrolling into any of several special  investment  plans offered in  connection  with the purchase of the Fund's Class A shares,  assisting  in the  establishment  and  maintenance  of customer accounts and records and in the processing of purchase and redemption  transactions,  investing  dividends and capital
                 gains   distributions   automatically   in  shares,   providing
                 sub-administration  and/or sub-transfer agency services for the benefit of the Fund and  providing  such other  services as the
                 Fund or the customer may reasonably request;

          (vii)  Commissions  to sales  personnel for selling shares of the Fund and interest expenses related thereto; and

         (viii)  Expenses  incurred in promoting  sales of shares of the Fund by securities  dealers,  including  the  costs of  preparation  of
                 materials  for   presentations,   travel  expenses,   costs  of
                 entertainment,  and other expenses  incurred in connection with promoting sales of Fund shares by dealers.

    (b)  Any payments for  distribution  services  shall be made  pursuant to an
         Agreement.  As required  by the Rule,  each  Agreement  relating to the implementation of this Plan shall be in writing and subject to approval and  termination  pursuant to the provisions of Section 6 of this Plan.
         However,  this Plan shall not  obligate  the Fund or any other party to enter into such Agreement.

3.  AGREEMENT WITH DISTRIBUTOR. All payments to the Distributor pursuant to this
    Plan shall be subject to and be made in compliance with a written  agreement between  the  Fund  and the  Distributor  containing  a  provision  that the
    Distributor  shall furnish the Fund with  quarterly  written  reports of the amounts expended and the purposes for which such expenditures were made, and such  other  information  relating  to  such  expenditures  or to the  other distribution  services  undertaken  or  proposed  to be  undertaken  by  the
    Distributor  during such fiscal year under its  Distribution  Agreement with the Fund as the Fund may reasonably request.

4.  LIMITATIONS  ON  COVERED  EXPENSES.  The  Fund may pay as  compensation  for distribution  services  provided  under  Section 2 of this  Plan  (including
    Shareholder  Service Fees), or as reimbursement  for  distribution  services rendered  and/or  expenses borne, in any fiscal year of the Fund a fee equal to one-quarter of one percent (0.25%) of the Fund's average daily net assets for such fiscal year. Except as provided in the next sentence,  the payments to be paid pursuant to this Plan shall be  calculated  and accrued daily and paid monthly or at such other  intervals as the Directors  shall  determine, subject  to any  applicable  restriction  imposed  by rules of the  National
    Association of Securities Dealers, Inc. The Distributor may pay to the other party to any Agreement a  Shareholder  Service Fee payable (a) for the first year,  initially,  in any  amount  equal  to 0.25  percent  annually  of the aggregate  net asset  value of the shares  purchased  by such other  party's customers  or  clients,  and (b) for each  year  thereafter,  quarterly,  in arrears  in an amount  equal to such  percentage  (not in excess of  .000685 percent per day or 0.25 percent  annually) of the  aggregate net asset value of the shares held by such other  party's  customers or clients at the close of business each day as determined from time to time by the Distributor.

    Payment  of fees  as  compensation  or  reimbursement  for any  distribution service  shall not: (1)  duplicate  payments for the same service  under any other  agreement  or plan  applicable  to the  Fund;  or (2)  constitute  an
    admission    that   such    distribution    service    is   a   Rule   12b-1
    distribution-related  service.  In accordance  with Conduct Rule 2830 of the
    National  Association of Securities  Dealers,  Inc., as amended from time to time,  the entire fee payable under the Plan may  constitute a "service fee"
    as that term is defined in Conduct Rule 2830.

5.  INDEPENDENT  DIRECTORS.  While this Plan is in  effect,  the  selection  and nomination  of  Independent  Directors of the Fund shall be committed to the discretion of the  Independent  Directors.  Nothing herein shall prevent the involvement of others in such selection and nomination if the final decision on any such  selection  and  nomination  is  approved  by a majority  of the
    Independent Directors.

6.  EFFECTIVENESS,  CONTINUATION,  TERMINATION AND AMENDMENT. This Plan and each
    Agreement shall go into effect when approved.

    (a)  By vote of the Fund's  Directors,  including the affirmative  vote of a majority  of the  Independent  Directors,  cast in  person at a meeting called for the purpose of voting on the Plan or the Agreement; and

    (b)  If adopted  after any public  offering of the Fund's  Class A shares or the sale of the Fund's Class A shares to persons who are not affiliated persons of the Fund,  affiliated persons of such persons,  promoters of the Fund, or affiliated persons of such persons,  the Plan (solely with respect to Rule 12b-1 distribution-related  activities and/or services)
         must be  approved  by a vote of a majority  of the  outstanding  voting securities of the Class A shares of the Fund.

    This Plan and any  Agreements  relating to the  implementation  of this Plan shall,  unless terminated as hereinafter  provided,  continue in effect from year to year only so long as such  continuance is  specifically  approved at least annually by vote of the Fund's  Directors,  including the  affirmative vote of a majority of its Independent Directors, cast in person at a meeting called  for the  purpose  of voting on such  continuance.  This Plan and any
    Agreements  relating to the  implementation  of this Plan may be  terminated with  respect to the Fund,  in the case of the Plan,  at any time or, in the case of any  Agreements,  upon not more than sixty (60) days' written notice to any other party to the Agreement by vote of a majority of the Independent
    Directors  or by the vote of the  holders of a majority  of the  outstanding voting  securities of the Class A shares of the Fund.  Any  Agreement  shall terminate  automatically in the event it is assigned. Any material amendment to this  Plan  shall  require  approval  by vote  of the  Fund's  Directors, including the affirmative  vote of a majority of the Independent  Directors, cast in  person  at a  meeting  called  for the  purpose  of  voting on such amendment.  The Plan shall not be amended to materially  increase the amount spent for Rule 12b-1  distribution-related  activities  or services  without approval by a vote of a majority of the outstanding voting securities of the
    Class A shares of the Fund.

    In the event this Plan should be terminated by the shareholders or Directors of the Fund, the payments paid to the Distributor pursuant to the Plan up to the date of termination  shall be retained by the Distributor.  Any expenses incurred by the  Distributor  in excess of those  payments  will be the sole responsibility of the Distributor.

7.  RECORDS.  The Fund shall preserve copies of this Plan and any Agreements and all reports made pursuant to Section 3 hereof, for a period of not less than six (6) years from the date of this  Plan,  any such  Agreement  or any such report,  as the case may be,  the first  two  years in an easily  accessible place.

8.  DEFINITIONS. As used in the Plan, (a) the term "Independent Directors" shall mean those Directors of the Fund who are not interested  persons of the Fund and have no direct or indirect  financial  interest in the  operation of the
    Plan or any Agreement, (b) the term "Rule 12b-1  distribution-related" shall mean primarily  intended to result in the sale of Class A shares of a Series for purposes of Rule 12b-1, (c) the terms "affiliated person," "assignment,"
    "interested  person,"  "promoter," and "majority of the  outstanding  voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations  thereunder,  subject to such exemptions as may be granted by the Securities and Exchange Commission.